Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $1.99 for the Quarter Ended December 31, 2018

OMAHA, Neb.--(BUSINESS WIRE)--January 18, 2019--AMCON Distributing Company (“AMCON”) (NYSE American:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $1.99 on net income available to common shareholders of $1.2 million for its first fiscal quarter ended December 31, 2018.

“Our emphasis on first class service and reliability is the foundation of our position as a leader in the convenience distribution industry,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “The convenience store industry is evolving and developing foodservice programs that are competitive with quick serve restaurants. Our management philosophy is to provide AMCON customers a wide array of foodservice programs that offer menu options that are optimal for their staffing and facility requirements. Additionally, we are continually evaluating strategic acquisition opportunities which may enhance the portfolio of services we offer our customers and allow us to service them at the highest level.”

“We continue to make the necessary strategic commitments to grow with our customers as they expand organically and through acquisitions. Accordingly, we continue to closely evaluate our current distribution coverage areas and the potential for establishing new distribution centers. Our Bismarck, North Dakota warehouse enhancement project is an immediate priority towards which we are allocating significant management resources,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. He further noted, “Our Healthy Edge Retail Group management team is highly focused on developing merchandising strategies that build on the combined operational strengths and market position of our three store brands.” Mr. Plummer further added, “We were pleased to close December 31, 2018 with total shareholders’ equity of $65.7 million and consolidated debt of $27.8 million.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates twenty-two (22) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Akin’s Natural Foods Market www.akins.com in its Midwest market, and Chamberlin's Market & Cafe www.chamberlins.com and Earth Origins Market www.earthoriginsmarket.com in its Florida market.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
December 31, 2018 and September 30, 2018

	December	September
	2018	2018
	(Unaudited)
ASSETS
Current assets:
Cash	$821,708	$520,644
Accounts receivable, less allowance for doubtful accounts of $0.9 million at December 2018 and $0.9 million at September 2018	30,728,786	31,428,845
Inventories, net	56,552,256	78,869,615
Income taxes receivable	47,054	272,112
Prepaid and other current assets	9,262,230	4,940,775
Total current assets	97,412,034	116,031,991

Property and equipment, net	16,332,606	15,768,484
Goodwill	4,436,950	4,436,950
Other intangible assets, net	3,399,311	3,414,936
Other assets	251,528	301,793
Total assets	$121,832,429	$139,954,154

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,764,367	$20,826,834
Accrued expenses	7,736,445	8,556,620
Accrued wages, salaries and bonuses	1,725,006	3,965,733
Current maturities of long-term debt	959,282	1,096,306
Total current liabilities	27,185,100	34,445,493

Credit facility	23,315,463	35,428,597
Deferred income tax liability, net	2,059,743	1,782,801
Long-term debt, less current maturities	3,560,227	3,658,391
Other long-term liabilities	39,044	38,055

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 617,295 shares outstanding at December 2018 and 615,777 shares outstanding at September 2018	8,561	8,441
Additional paid-in capital	23,110,713	22,069,098
Retained earnings	64,796,415	63,848,030
Treasury stock at cost	(22,242,837)	(21,324,752)
Total shareholders’ equity	65,672,852	64,600,817
Total liabilities and shareholders' equity	$121,832,429	$139,954,154

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three months ended December 31, 2018 and 2017

	For the three months ended December
	2018	2017
Sales (including excise taxes of $93.0 million and $88.6 million, respectively)	$344,733,920	$315,513,209
Cost of sales	324,101,782	297,321,447
Gross profit	20,632,138	18,191,762
Selling, general and administrative expenses	17,957,214	16,353,608
Depreciation and amortization	608,008	531,005
	18,565,222	16,884,613
Operating income	2,066,916	1,307,149

Other expense (income):
Interest expense	322,950	202,191
Other (income), net	(3,355)	(5,133)
	319,595	197,058
Income from operations before income taxes	1,747,321	1,110,091
Income tax expense (benefit)	502,000	(370,000)
Net income available to common shareholders	$1,245,321	$1,480,091

Basic earnings per share available to common shareholders	$2.02	$2.15
Diluted earnings per share available to common shareholders	$1.99	$2.13

Basic weighted average shares outstanding	617,858	687,679
Diluted weighted average shares outstanding	624,525	695,950

Dividends declared and paid per common share	$0.18	$0.18

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Shareholders’ Equity
for the three months ended December 31, 2018 and 2017

					Additional
	Common Stock		Treasury Stock		Paid in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
THREE MONTHS ENDED DECEMBER 2017
Balance, October 1, 2017	831,438	$8,314	(153,432)	$(13,601,302)	$20,825,919	$60,935,911	$68,168,842
Dividends on common stock, $0.46 per share	—	—	—	—	—	(329,869)	(329,869)
Compensation expense and issuance of stock in connection with equity-based awards	12,651	127	—	—	1,183,701	—	1,183,828
Repurchase of common stock	—	—	(171)	(15,175)	—	—	(15,175)
Net income	—	—	—	—	—	1,480,091	1,480,091
Balance, December 31, 2017	844,089	$8,441	(153,603)	$(13,616,477)	$22,009,620	$62,086,133	$70,487,717

THREE MONTHS ENDED DECEMBER 2018
Balance, October 1, 2018	844,089	$8,441	(228,312)	$(21,324,752)	$22,069,098	$63,848,030	$64,600,817
Dividends on common stock, $0.46 per share	—	—	—	—	—	(296,936)	(296,936)
Compensation expense and issuance of stock in connection with equity-based awards	11,950	120	—	—	1,041,615	—	1,041,735
Repurchase of common stock	—	—	(10,432)	(918,085)	—	—	(918,085)
Net income	—	—	—	—	—	1,245,321	1,245,321
Balance, December 31, 2018	856,039	$8,561	(238,744)	$(22,242,837)	$23,110,713	$64,796,415	$65,672,852

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the three months ended December 31, 2018 and 2017

	December	December
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,245,321	$1,480,091
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	592,383	498,505
Amortization	15,625	32,500
Gain on sale of property and equipment	—	(300)
Equity-based compensation	316,056	334,256
Deferred income taxes	276,942	(482,112)
Provision (recovery) for losses on doubtful accounts	11,000	(3,000)
Inventory allowance	117,531	30,660
Other	989	989

Changes in assets and liabilities:
Accounts receivable	689,059	182,299
Inventories	22,199,828	23,179,388
Prepaid and other current assets	(4,321,455)	(3,763,827)
Other assets	50,265	(13,155)
Accounts payable	(4,261,996)	(2,523,433)
Accrued expenses and accrued wages, salaries and bonuses	(2,515,963)	(2,011,951)
Income taxes receivable	225,058	113,026
Net cash flows from operating activities	14,640,643	17,053,936

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(956,976)	(291,318)
Proceeds from sales of property and equipment	—	300
Net cash flows (used in) investing activities	(956,976)	(291,018)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	336,212,413	305,522,554
Repayments under revolving credit facility	(348,325,547)	(321,921,515)
Principal payments on long-term debt	(235,188)	(92,411)
Repurchase of common stock	(918,085)	(15,175)
Dividends on common stock	(116,196)	(129,026)
Withholdings on the exercise of equity-based awards	—	(79,850)
Net cash flows (used in) financing activities	(13,382,603)	(16,715,423)
Net change in cash	301,064	47,495
Cash, beginning of period	520,644	523,065
Cash, end of period	$821,708	$570,560

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$306,243	$199,423

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$200,782	$15,465
Dividends declared, not paid	180,740	200,843
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,005,792	1,183,091

CONTACT:
Christopher H. Atayan
AMCON Distributing Company
Ph 402-331-3727